EXHIBIT 10.28

AMENDMENT NO. 6 TO REVOLVING CREDIT AGREEMENT

This Amendment No. 6 to Revolving Credit Agreement (this “Amendment No. 6”) is made and entered into and has an effective date as of the 11th day of March, 2008, by and among WHITESTONE REIT OPERATING PARTNERSHIP, LP f/k/a HARTMAN REIT OPERATING PARTNERSHIP, LP (“Whitestone OP”), WHITESTONE REIT OPERATING PARTNERSHIP III, L.P. f/k/a HARTMAN REIT OPERATING PARTNERSHIP III, L.P. (“Whitestone III”) and the Subsidiaries of Whitestone OP and/or Whitestone III which are listed on Schedule 1 (as such Schedule 1 may be amended from time to time) (Whitestone OP, Whitestone III and any such Subsidiary being hereinafter referred to collectively as the “Borrower” unless referred to in their individual capacities) to a certain Revolving Credit Agreement, dated as of March 11, 2005 (as amended, the “Credit Agreement”), each having its principal place of business at 2600 South Gessner, Suite 500, Houston, Texas 77063, KEYBANK NATIONAL ASSOCIATION (“KeyBank”), having a principal place of business at 127 Public Square, Cleveland, Ohio 44114, and certain other lenders individually and in certain agent capacities (collectively with KeyBank, the “Lenders”) and KeyBank, as administrative agent for itself and each other Lender (the “Agent”).

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement, including an extension of the maturity date, as set forth herein.

NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration by each of the parties hereto, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.	Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.
2.	References to the Borrower and Guarantor in the Loan Documents.
(a)	All references in the Loan Documents to Hartman REIT Operating Partnership, LP shall be deemed to refer to Whitestone REIT Operating Partnership, LP.
(b)	All references in the Loan Documents to Hartman REIT Operating Partnership III, L.P. shall be deemed to refer to Whitestone REIT Operating Partnership III, L.P.
(c)	All references in the Loan Documents to Hartman REIT Operating Partnership III GP LLC shall be deemed to refer to Whitestone REIT Operating Partnership III GP LLC.

(d)	All references in the Loan Documents to Hartman Commercial Properties REIT shall be deemed to refer to Whitestone REIT.
3.	Amendments to Credit Agreement. Effective from and after March 11, 2008:
(a)	The term Loan Documents shall include this Amendment No. 6 to Revolving Credit Agreement, dated as of March 11, 2008, among the Borrower, the Lenders and the Agent.
(b)	The definition of “Applicable Base Rate Margin” is amended to read in its entirety as follows:

“Applicable Base Rate Margin. The Applicable Base Rate Margin is 1.625%.”

(c)	The definition of “Applicable Libor Margin” is amended to read in its entirety as follows:

“Applicable Libor Margin. The Applicable Libor Margin is 2.625%.”

(d)	Clause (iv) contained in the definition of “Eligible Unencumbered Property(ies)” is amended to read in its entirety as follows:

“(iv) is wholly-owned in fee simple by Whitestone III”.

(e)	Clause (vi) contained in the definition of “Eligible Unencumbered Property(ies)” is amended to read in its entirety as follows:

“(vi) does not comprise more than 15% of total Borrowing Base Asset Value (except that one, but not more than one, Eligible Unencumbered Property may comprise up to 20% of total Borrowing Base Asset Value)”.

(f)	The definition of “Financial Statement Date” is amended to read in its entirety as follows:

“Financial Statement Date. September 30, 2007.”

(g)	The definition of “Maturity Date” is amended to read in its entirety as follows:

“Maturity Date. October 1, 2008, or such earlier date on which the Revolving Credit Loans shall become due and payable pursuant to the terms hereof.”

(h)	The definition of “Mortgage Constant” is amended to read in its entirety as follows:

“Mortgage Constant. As at any date of determination, a ratio that represents the payment of principal and interest on an amortizing mortgage loan based on (i) an interest rate equal to the greater of (a) the actual weighted average interest rate on the Loans, (b) the then 10-year treasury rate plus 2.25% and based on a 25-year mortgage-style amortization schedule and (c) 7.25%.”

(i)	The definition of “Revolving Credit Notes” is amended by deleting the reference to “$50,000,000” contained therein and by replacing it with the following: “$75,000,000”.
(j)	The second sentence of the definition of “Total Commitment” is amended to read in its entirety as follows:

“As of the Sixth Amendment Date, the Total Commitment is $75,000,000.”

(k)	Section 1.1 of the Credit Agreement is amended by inserting, in the appropriate alphabetical order, the following new definitions:

“Sixth Amendment. Amendment No. 6 to Revolving Credit Agreement, dated as of March 11, 2008, among the Borrower, the Lenders and the Agent.”

“Sixth Amendment Date. March 11, 2008.”

(l)	Section 2.3(c) of the Credit Agreement is deleted in its entirety.
(m)	Section 2.3(e) of the Credit Agreement is amended to read in its entirety as follows:

“The Borrower agrees to pay to the Agent, for the accounts of the Lenders in accordance with their respective Commitment Percentages, from the Closing Date through the Maturity Date, a facility fee (the “Facility Fee”) calculated at the rate of (i) for any day when the outstanding principal balance of the Loans is less than or equal to 50% of the Total Commitment, 0.30% per annum, and (ii) for any day when the outstanding principal balance of the Loans is greater than 50% of the Total Commitment, 0.15% per annum, in each case calculated on the average daily amount, during each fiscal quarter or portion thereof, of the unborrowed portion of the Total Commitment. The Facility Fee shall be payable quarterly in arrears on the first Business Day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the Closing Date through the Maturity Date, with a final payment on the Maturity Date.”

(n)	Clause (a) of Section 7.3 of the Credit Agreement is amended by deleting the reference to “The Borrower” contained therein and be replacing it with the following: “Whitestone III”.
(o)

Section 7.4 of the Credit Agreement is amended by deleting the reference to “December 31, 2003” and by replacing it with “December 31, 2006” and by deleting the reference to “September 30, 2004 and by replacing it with the “September 30, 2007”.

(p)

Section 7.21 of the Credit Agreement is amended by inserting, immediately following the reference to “December 31, 2004” contained therein, the following: “or December 31, 2005, December 31, 2006 or December 31, 2007”.

(q)	Section 9.1(i) of the Credit Agreement is amended by deleting the first parenthetical contained therein and replacing it with the following parenthetical: “(but not any other Borrower)”.
(r)	Section 9.4(b) of the Credit Agreement is amended to insert the following new sentence at the end thereof:

“Notwithstanding the foregoing or any other provision of this Agreement, in the event that the Borrower sells, transfers otherwise disposes of any Eligible Unencumbered Property, or obtains financing for any Eligible Unencumbered Property, and as a result of any thereof, removes such Eligible Unencumbered Property from the Borrowing Base Pool, the Borrower shall retain and/or reinvest in Whitestone III, [within 120 days after receipt thereof], the proceeds of such sale, transfer, disposition or refinancing (net of customary fees and expenses).”

(s)	Sections 9.6(a) and 9.6(b) of the Credit Agreement are amended to read in its entirety as follows:

“(a) The Borrower will not declare (nor will the Borrower at a subsequent date make) (i) quarterly Distributions in an amount in excess of the amount of quarterly Distributions declared and made with respect to the fiscal quarter ended December 31, 2007, provided that in the event that the number of shares of the Trust issued and outstanding as of the Sixth Amendment Date is reduced, the amount of permitted Distributions shall be reduced by the amount of such Distributions that would be attributable to the shares that are no longer outstanding; or (ii) any Distributions during any period after any Event of Default has occurred; provided, however, that (a) unless an Event of Default under Section 14.1(g) or (h) has occurred or the Lenders have not been paid in full in cash on the Maturity Date (or otherwise refinanced in a manner acceptable to the Agent and the Lenders in their sole discretion), the Borrower may at all times (including while any other Event of Default not described above is continuing) make Distributions to the minimum extent (after taking into account all available funds of the Trust from all other sources) required in order to enable the Trust to continue to qualify as a REIT.”

“(b) The Trust will not, during any period when any Event of Default has occurred and is continuing, make any Distributions in excess of the minimum Distributions (after taking into account all available funds of the Trust from all other sources) required to be made by the Trust in order to maintain its status as a REIT, provided that in the event of an Event of Default under Section 14.1(g) or (h) or the Lenders have not been paid in full in cash on the Maturity Date (or otherwise refinanced in a manner acceptable to the Agent and the Lenders in their sole discretion), the Trust will not declare or make any Distributions.”

(t)	Section 10.2 of the Credit Agreement is amended by deleting the reference to “2.00 to 1.0” contained therein and by replacing it with the following: “1.55 to 1.0”.
(u)	Section 10.3 of the Credit Agreement is amended by deleting the reference to “1.50 to 1.0” contained therein and by replacing it with the following: “1.40 to 1.0”.
(v)	Section 10.7 of the Credit Agreement is amended by deleting the reference to “ten (10)” contained therein and by replacing it with the following: “fifteen (15)”.
(w)	Section 10.8 of the Credit Agreement is amended to read in its entirety as follows:

“Consolidated Tangible Net Worth. As at the end of any fiscal quarter or any other date of measurement, the Consolidated Tangible Net Worth of the Borrower shall not be less than the sum of (i) 75% of the Consolidated Tangible Net Worth of the Borrower reflected in the audited financial statements of the Borrower for the fiscal year ending December 31, 2007, plus (ii) 75% of the aggregate proceeds received by the Trust (net of fees and expenses customarily incurred in transactions of such type) in connection with any offering of stock in the Trust, plus (iii) 75% of the aggregate value of operating units issued by the Borrower in connection with asset or stock acquisitions (valued at the time of issuance by reference to the terms of the agreement pursuant to which such units are issued), provided that issuances of operating units to the Trust in connection with additional capital contributions made by the Trust in the Borrower shall be excluded from this clause (iii), in each case after May 18, 2006 and on or prior to the date such determination of Consolidated Tangible Net Worth is made, plus (iv) 50% of the net income of the Borrower for such period.”

4.	The Borrower hereby represents and warrants as follows:
(a)

Representations in Credit Agreement. Both before and after giving effect to this Amendment No. 6, each of the representations and warranties made by or on behalf of the Borrower, the Trust or any of their respective Subsidiaries contained in the Credit Agreement or any of the other Loan Documents, was true when made and is true on and as of the date hereof with the same full force and effect as if each of such representations and warranties had been made on the date hereof and in this Amendment No. 6, except to the extent that such representations and warranties relate expressly to an earlier date.

(b)	No Events of Default. No Default or Event of Default exists on the date hereof (both before and after giving effect to this Amendment No. 6).
(c)

Binding Effect of Documents. This Amendment No. 6 has been duly executed and delivered by the Borrower and the Trust and is in full force and effect as of the date hereof, and the agreements and obligations of the Borrower contained herein constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

5.	Conditions Precedent to Effectiveness. This Amendment No. 6 shall become effective when each of the following conditions is met to the satisfaction of the Agent:
(a)	receipt by the Agent of this Amendment No. 6 duly and properly authorized, executed and delivered by each of the Borrowers and the Lenders;
(b)	receipt by the Agent of a Compliance Certificate demonstrating compliance with the financial covenants contained in Section 10 of the Credit Agreement as of December 31, 2007;

(c)

receipt by the Agent of an officers’ or manager’s certificate dated as of the date hereof signed by an officer or manager, as applicable, of each Borrower certifying as to such matters as the Agent shall require and attaching authorizing resolutions with respect to this Amendment No. 6;

(d)

receipt by the Agent of title reports as of a recent date on each of the Eligible Unencumbered Properties evidencing no Liens thereon and evidencing a recorded Negative Pledge Agreement in favor of the Agent with respect to each such Eligible Unencumbered Property;

(e)	receipt by the Agent of each of the items set forth on the Closing Agenda attached hereto as Annex 1;
(f)

receipt by the Agent of payment of the extension fees payable for the benefit of the Lenders signatory hereto, which fee shall be fully-earned upon the effectiveness hereof and shall be non-refundable for any reason;

(g)

receipt by the Agent of payment of any other fees due to the Agent, including all of the Agent’s reasonable legal fees and expenses incurred in the connection with the preparation and negotiation of this Amendment No. 6 or otherwise outstanding; and

(h)	receipt by the Agent of any other documents, agreements, certificates or other items requested by the Agent in connection with this Amendment No. 6.
6.	Provisions of General Application.
(a)

No Other Changes. Except as otherwise expressly provided by this Amendment No. 6, all of the terms, conditions and provisions of the Credit Agreement and each of the other Loan Documents remain unaltered. The Credit Agreement and this Amendment No. 6 shall be read and construed as one agreement.

(b)

Governing Law. This Amendment No. 6 is intended to take effect as a sealed instrument and shall be deemed to be a contract under the laws of the State of New York. This Amendment No. 6 and the rights and obligations of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

(c)	Binding Effect; Assignment. This Amendment No. 6 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors in title and assigns.
(d)

Counterparts. This Amendment No. 6 may be executed in any number of counterparts, but all such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 5, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

(e)

Conflict with Other Agreements. If any of the terms of this Amendment No. 6 shall conflict in any respect with any of the terms of any of the Credit Agreement or any other Loan Document, the terms of this Amendment No. 6 shall be controlling.

WITNESS the execution hereof, under seal, as of the day and year first written above

KEYBANK NATIONAL ASSOCIATION,

as Agent and as a Lender

By:	____________________________
Name: Title:

RBS CITIZENS, NATIONAL ASSOCIATION,

as a Lender

By:	____________________________
Name: Title:

TRUSTMARK NATIONAL BANK,

as a Lender

By:	____________________________
Name: Title:

MERCANTIL COMMERCE BANK, N.A.,

as a Lender

By:	____________________________
Name: Title:

(Signatures continued on next page)

WHITESTONE REIT OPERATING PARTNERSHIP, LP

By:	Whitestone REIT, a Maryland real estate investment trust, its sole general partner

By:	____________________________

James C. Mastandrea, CEO

WHITESTONE REIT OPERATING PARTNERSHIP III, L.P.

By:	Whitestone REIT Operating Partnership III GP LLC, a Texas limited liability company, its sole general partner

By:	Whitestone REIT Operating Partnership, LP, a Delaware limited partnership, its sole member

By:	Whitestone REIT, a Maryland real estate investment trust, its sole member

By:	_________________________
James C. Mastandrea, CEO

WHITESTONE REIT OPERATING PARTNERSHIP III GP LLC, a Texas limited liability company

By:	Whitestone REIT Operating Partnership, LP, a Delaware limited partnership, its sole member

By:	Whitestone REIT, a Maryland real estate investment trust, its sole member

By:	____________________________

James C. Mastandrea, CEO

HARTMAN REIT OPERATING PARTNERSHIP III LP LTD, a Texas limited partnership

By:	Whitestone REIT Operating Partnership III GP LLC, a Texas limited liability company, its sole general partner

By:	Whitestone REIT Operating Partnership, LP, a Delaware limited partnership, its sole member

By:	Whitestone REIT, a Maryland real estate investment trust, its sole general partner

By:	_________________________
James C. Mastandrea, CEO

Each Guarantor hereby acknowledges receipt of this Amendment No. 6, affirms its obligations under the Guaranty, dated as of March 11, 2005, and agrees that all “Obligations”, as defined in the Credit Agreement and after giving effect to this Amendment No. 6, are Obligations under the Guaranty.

WHITESTONE REIT, a Maryland real estate investment trust, Guarantor

By:	_________________________________

James C. Mastandrea, CEO

WHITESTONE REIT OPERATING PARTNERSHIP III GP LLC, a Texas limited liability company, Guarantor

By:	Whitestone REIT Operating Partnership, LP, a Delaware limited partnership, its sole member

By:	Whitestone REIT, a Maryland real estate investment trust, its sole member

By:	____________________________

James C. Mastandrea, CEO

HARTMAN REIT OPERATING PARTNERSHIP III LP LTD, a Texas limited partnership, Guarantor

By:	Whitestone REIT Operating Partnership III GP LLC, a Texas limited liability company, its sole general partner

By:	Whitestone REIT Operating Partnership, LP, a Delaware limited partnership, its sole member

By:	Whitestone REIT, a Maryland real estate investment trust, its sole general partner

By:	_________________________
James C. Mastandrea, CEO